Exhibit 10.6

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (“Agreement”) is entered into as of this 5th day of January 2021, by and among Rogers Luecke Advisory, LLC (“Contractor”),  Terence R. Rogers (the “Interim CFO”) and FreightCar America, Inc. (“Company”).

WHEREAS the Company desires to retain Contractor as an independent contractor to provide the Company with the full-time attention and efforts of the Interim CFO to perform the Services (as defined below) and provide the Interim CFO, through Contractor, with pay commensurate with the performance of the Services; and

WHEREAS Interim CFO is an employee of Contractor and has experience performing the Services described herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

1.    Engagement.  The Company hereby engages Contractor as an independent contractor to provide the full-time attention and efforts of the Interim CFO beginning on January 5, 2021 (the “Engagement Date”) and Contractor agrees to provide the full-time efforts and attention of the Interim CFO to perform the Services described herein.  This Agreement shall automatically terminate in four (4) months from the Engagement Date unless it is terminated earlier (i) by either the Company, on the one hand, or either of the Contractor or the Interim CFO, on the other hand, or (ii) upon the conversion of the role of the Interim CFO to the full-time, direct role as Chief Financial Officer by mutual consent of the Company and the Interim CFO.

2.    Services of Contractor.  Contractor agrees that the Interim CFO shall perform the services as described in Exhibit A,  or other functionally similar services as requested by the Company during the Term (collectively, the “Services”).  Contractor agrees that the Interim CFO will devote at least 40 to 50 hours per week to performance of the Services. Contractor will provide all Services in compliance with industry standards, Company policies, and all applicable federal, state, and local laws.

3.    Contractor’s Fee.  The Company shall pay to Contractor a monthly fee of $40,000.00 (prorated for partial months and as appropriate for any time off taken) in exchange for the Services performed by the Interim CFO.  In turn, Contractor will pay or otherwise transfer the monthly fee promptly to the Interim CFO upon receipt from the Company.  The fee will be paid by the 15th day of each month following the month in which the corresponding Services were rendered, and the Interim CFO will receive no other fee or payment for performance of the Services other than from the Contractor payment to him of such monthly fee.

4.    Terms and Conditions for Maximum Contractor’s Fee.   The Company agrees that if it terminates this Agreement without cause  prior to its initial four (4) month term (other than by converting the Interim CFO’s role to a permanent, direct role as CFO of the Company with the mutual consent of the Company and the Interim CFO), it will provide Contractor with a  payment equal to the amount of the difference between (i) the four (4) month maximum aggregate payment ($160,000.00)  and (ii) the aggregate monthly fees (including pro rata portions thereof) actually paid to Contractor at the date of such termination;  provided, however, if Contractor or the Interim CFO terminates this Agreement prior to the end of the engagement, Contractor will only be paid, pro rata, for time worked prior to the date of such termination.

5.    Expense Reimbursement. During the Term of this Agreement, the Company will reimburse the Contractor for all business-related expenses incurred by the Interim CFO such as travel, lodging and meals, and Contractor will in turn pay over such reimbursements to the Interim CFO promptly after receipt from the Company. These expenses will be itemized on monthly invoices submitted.

6.    Relationship of Parties.  In performing the Services, Contractor shall be an independent contractor and the Interim CFO shall continue to be an employee of Contractor and will not be an employee of the Company. Nothing in this Agreement shall be construed to constitute any party as the agent, employee, or joint venture partner of the other. Contractor acknowledges that the Services rendered under this Agreement by the Interim CFO are for a specified price for a specified result and that Contractor is under the control of the Company as to the result of the services only, and not as to the specific means by which such result is accomplished.  As such, Contractor acknowledges that it is an independent contractor under all applicable law and accepts the legal consequences of such status, and that at all times during the term of this Agreement, the interim CFO will continue to be an employee of Contractor only, and not of the Company, and accepts the legal consequences of such status.  Contractor acknowledges that these consequences include, but are not limited to, the following:

(a)    [Reserved]

(b)    Contractor and the Interim CFO is excluded from the benefits of state workers compensation insurance and/or state unemployment benefits.

(c)    The Company will not deduct from the monthly fees paid to Contractor any amount for (1) federal or state income tax withholding, or (2) the “employee's portion” under the Federal Insurance Contribution Act (FICA); nor is the Company required to make payments on Contractor's behalf for any federal and/or state tax withholding. Contractor and the Interim CFO are responsible for any required tax or benefit-related payments attributable to or owing by Contractor or the interim CFO on account of the monthly fees paid to Contractor hereunder or the payment or other transfer of such amounts by Contractor to the Interim CFO.

(d)    Contractor and the Interim CFO are excluded from coverage of state and federal labor laws that regulate the payment of wages, including but not limited to, minimum wage and overtime provisions promulgated by state agencies and/or the regulations promulgated by the Department of Labor pursuant to the Fair Labor Standards Act.

(e)    Contractor and the Interim CFO are not eligible for any employment related benefits, including, without limitation, health and other insurance benefits, disability, retirement, bonus, equity participation, or any other employment related benefits.

(f)    Contractor and the Interim CFO are not entitled to any paid time off or vacation, and any time off will be subtracted from Contractor’s fees.

7.    Confidential and Proprietary Information.  Contractor and the Interim CFO shall not disclose the Company’s Confidential Business Information (as defined herein) to third parties, except as reasonably necessary in the furtherance of his performance of the Services, or as otherwise approved by the Company.  The Company’s “Confidential Business Information” includes, without limitation, financial information, personnel information, strategic plans, marketing plans, information about past, current, or prospective clients, research and development, and any proprietary processes.

8.    Defend Trade Secrets Act of 2016.  Notwithstanding any provision in this Agreement to the contrary, Contractor understands and acknowledges that, in accordance with the Defend Trade Secrets Act of 2016, the Interim CFO will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  Contractor and the Interim CFO each further understands and acknowledges that if the Interim CFO files a lawsuit about retaliation by the Company for reporting a suspected violation of law, he may disclose the Company’s trade secrets to his attorney and use the trade secret information in the court proceeding if he: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

9.    Non-Solicitation. In order to protect the Company’s Confidential Business Information, Contractor, and the Interim CFO each agrees that during the Term or for any period of time that Contractor is engaged with the Company and for a period of three (3) years after Contractor’s engagement ends, Contractor and the Interim CFO, or either of them, will not engage in the following activities without the Company’s express written permission:

(a) directly or indirectly solicit, induce, hire, engage, or attempt to hire or engage any employee or independent contractor of the Company who was employed or engaged by the Company during the Term of this Agreement; or

(b) directly or indirectly contact, call upon or solicit, on behalf of any third party, any existing or prospective client or customer of the Company for the purposes of attempting to divert or take away from the Company the business of any such client or customer.

10.    Termination of Engagement.    Except in the case of a termination by the Company for cause either the Company or the Interim CFO may terminate this Agreement for any reason before the expiration of the Term and/or by mutual consent in the event of the conversion of the Interim CFO’s role to the full-time role of Chief Financial Officer (general terms of conversion outlined in Exhibit B). The compensation considerations are covered in Section 4. This Agreement may also be terminated for cause by the Company without prior notice.

11.    Indemnification/Insurance. Contractor will indemnify and hold the Company harmless from all claims, damages, judgments, penalties, fines, interest, costs, expenses, and attorney’s fees that the Company incurs as a result of Contractor’s breach of this Agreement, negligent or intentional acts or omissions in the performance of the Services, or violations of federal, state, or local laws.  The Company agrees to obtain business insurance coverage to protect the Interim CFO to the substantially the same extent that it currently provides to cover the good faith acts or omissions of its current CFO and other executive officers; provided, if such insurance cannot be obtained or cannot be obtained on a financially practical basis, the Company will modify the Services such that the Interim CFO will not be called upon to certify its financial statements or its SEC reports.

    12.    Miscellaneous.

        a.    Amendments.  This Agreement may not be amended, supplemented, canceled, or discharged, except by written instrument executed by all parties.

        b.    Binding Effect; Assignment. This Agreement will be binding on the parties’ heirs and successors. The Company may assign its rights and obligations under this Agreement without the consent of Contractor or the Interim CFO provided that the Company will require any such purchaser, successor, or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place. Contractor's rights or obligations under this Agreement may not be assigned by Contractor.

        c.    Applicable Law; Forum.  This Agreement shall be construed and enforced according to the laws of the State of Illinois. Any proceeding arising out of or relating to this Agreement shall be brought in the state courts or federal courts in the State of Illinois and the parties each hereby expressly submit to the personal jurisdiction and venue of such courts.  Contractor hereby expressly waives his right to a jury trial in any court proceeding arising out of or relating to this Agreement.

        d.    No Presumption Created.  The parties acknowledge that they have independently negotiated the provisions of this Agreement, that they have had the opportunity to rely upon their own counsel as to matters of law and application, and that neither party has relied on the other party with regard to such matters. The parties expressly agree that there shall be no presumption created as a result of either party having prepared in whole or in part any provision of this Agreement.

        e.    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute but one instrument.

f.    Severability. The parties have carefully reviewed the provisions of this Agreement and agree that they are fair and equitable. The parties agree that if any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions of this Agreement shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired, or invalidated. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such court shall have the authority under this Agreement to rewrite (or “blue pencil”) the restriction(s) at issue to achieve this intent, and such provision(s) shall be deemed to be written, construed, and enforced as so limited.

g.    Injunctive Relief.  It is agreed that if Contractor violates the terms of Sections 7 or 9 of this Agreement, irreparable harm will occur, and money damages will be insufficient to compensate the Company. Therefore, the Company will be entitled to seek injunctive relief without posting bond (including, without limitation, temporary and permanent injunctions, a decree for specific performance, and an equitable accounting of earnings, profits, and other benefits arising from such violation), in any court having jurisdiction over such claim, to enforce the terms of this Agreement.  Any request for such injunctive relief by the Company shall be in addition to, and without prejudice to, any claim for monetary damages that the Company may elect to assert.

h.    Entire Agreement.  This Agreement is the entire contract between the parties regarding the subject matter addressed herein and supersedes all prior contracts, whether written or verbal.

i.    Survival.  Sections 7, 8, 9, 11, 12 of this Agreement will survive its termination.

j.          Contractor Representations.  Contractor is a limited liability company validly existing and in good standing under the laws of its formation, and has full limited liability company power and authority to enter this Agreement and to perform its obligations hereunder.  The Interim CFO is an employee of Contractor.

AGREED TO AND ACCEPTED:

/s/ Terence R. Rogers	, CEO 12/30/2020 __________________
/s/ Terence R. Rogers Contractor’s Signature	/s/ James R. Meyer, CEO Company Representative’s Signature

Rogers Luecke Advisory, LLC Contractor’s Printed Name	12/30/2020 Date

/s/ Terence R. Rogers Interim CFO’s Signature

Terence R. Rogers

Interim CFO’s Printed Name

12/30/2020

Date

EXHIBIT A

Scope of the Role:

Interim CFO for a four (4) month engagement that can be onsite starting Jan 5, sooner virtually if possible, and have the following particulars:

•    Transition with current Chief Financial Officer (“CFO”) through the end of January 2021 including all current responsibilities including Accounting, FP&A, Investor Relations, Treasury, Tax and Cash Management.

•    Office is in downtown Chicago, currently closed due to COVID, but will be used for the some of the transition work.

•    Very talented, but relatively new Finance/Accounting team (e.g., Controller/CAO only 1 month with company).

•    Microcap public company that just completed a complex lending package with PIMCO- Still have a dozen post-closing items to complete - all of which should be done by the end of January.

•    Year-end closing must complete by end of January.

•    2021 budget must be completed by January 15th at the latest.

•    Largest factory (Shoals) in shutdown phase that must complete by the end of February, with a final inventory scheduled for mid-January.

•    New factory in Mexico (Castanos) up and running, but Oracle (MRP) implementation still in process - inventory flow from Shoals to Castanos complicated with workarounds by lack of cross border trade licenses which are still in various approval stages.

•    Controlling costs remains a top priority for this position and balance of Senior Staff.

•    Year-end earnings call in March must be scripted and will be the first profit reported in three (3)  years.

EXHIBIT B

The following represents a general overview of the basic economic terms of employment in the event both parties agree that a conversion to permanent status is agreeable:

•    Base Salary - $325,000/ year

•    Annual Cash Bonus Target Incentive of 50% of base salary with a range from 0-100%

•    Annual Equity Award approved by BOD and consistent with NEO peers

•    An Equity Award at the time of hire (one-time Sign on Award)

•    All basic benefits offered to other full-time employees including 4-weeks’ vacation

The above reflects an understanding between both parties but is not binding.